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                                                                   EXHIBIT 23(b)



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Republic Bancorp Inc., pertaining to the Republic Bancorp Inc. 1998 Stock Option Plan, As Amended, of our report dated January 12, 2001, with respect to the consolidated financial statements of Republic Bancorp Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP



Detroit, Michigan
March 23, 2001